SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      October 21, 1998



                           GOLD BANC CORPORATION, INC.
             (Exact name of registrant as specified in its charter)


KANSAS                               0-28936                     48-1008593

(State or other jurisdiction       (Commission                  (IRS Employer
 of incorporation)                 File Number)              Identification No.)


11301 Nall Avenue, Leawood, Kansas                                 66211
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code            (913) 451-8050



                                      None
          (Former name or former address, if changed since last report)

Item 2.      Acquisition or Disposition of Assets.

     On October 21, 1998, Gold Banc Corporation, Inc. ("Company") completed the acquisition of First State Bancorp, Inc. ("First State Bancorp"), a one bank holding company that owned The First State Bank and Trust Company, located in Pittsburg, Kansas. The Company acquired First State Bancorp pursuant to a merger of First State Bancorp with and into a wholly-owned subsidiary of the Company (the "Sub"). In connection with the acquisition, the Company issued an aggregate of 1,787,219 shares of the Company's common stock, par value $1.00 per share, ("Company Common Stock") to First State Bancorp stockholders as provided in the Agreement and Plan of Reorganization among the Company, the Sub, and First State Bancorp. The stockholders of First State Bancorp received 19.6082 shares of the Company Common Stock for each share of First State Bancorp Common Stock held at the consummation of the transaction. First State Bancorp had total assets of $111.4 million, deposits of $93.0 million and loans of $59.6 million at June 30, 1998.

         The acquisition of First State Bancorp by the Company will be treated as a pooling of interests for accounting and financial reporting purposes.

Item 7.      Financial Statements and Exhibits.

 (a)      Index to Financial Statements and Exhibits

     (i)  Unaudited Pro Forma Consolidated Financial Statements

          Introduction                                                      F-1
          Unaudited Pro Forma Combined Balance Sheet of
               June 30, 1998                                                F-2
          Unaudited Pro Forma Combined Income Statements for the
               Six Months Ended June 30, 1998                               F-3
          Unaudited Pro Forma Combined Income Statements for the
               Six Months Ended June 30, 1997                               F-4
          Unaudited Pro Forma Combined Balance Sheet of
               December 31, 1997                                            F-5
          Unaudited Pro Forma Combined Income Statements for the
               Year Ended December 31, 1997                                 F-6
          Unaudited Pro Forma Combined Income Statements for the
                Year Ended December 31, 1996                                F-7
          Unaudited Pro Forma Combined Income Statements for the
                Year Ended December 31, 1995                                F-8

    (ii)  First State Bancorp, Inc. Financial Statements

          Independent Accountant's Report                                   F-9
          Consolidated Balance Sheets of June 30, 1998 and
                December 31, 1997 and 1996                                 F-10
          Consolidated  Statements of Income -- Three and Six
                Months Ended June 30, 1998 and 1997 and Years
                Ended December 31, 1997, 1996 and 1995                     F-11
          Consolidated  Statements of Changes in Stockholders
                Equity -- Six Months  Ended June 30, 1998 and
                1997 and Years Ended December 31, 1997,  1996
                and 1995                                                   F-12
          Consolidated Statements of Cash Flows -- Six Months
                Ended June 30,  1998 and 1997 and Years Ended
                December 31, 1997, 1996, and 1995                          F-13
          Notes to Consolidated Financial Statements                       F-14

     (b)  Exhibits

          The   exhibits listed in the  accompanying  Exhibit
                Index are filed as part of the Current Report on Form 8-K.

              PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma combined financial statements reflect the business combination between the Company and First State Bancorp (in the form of a merger) accounted for on a pooling of interests basis. The pro forma combined balance sheets combine the Company's June 30, 1998, and December 31, 1997, consolidated balance sheets with First State Bancorp's June 30, 1998, and December 31, 1997, consolidated balance sheets, respectively, giving effect to the merger as if such transaction had occurred as of such dates. The pro forma combined statements of income combine the Company's historical consolidated statements of income for the unaudited six month periods ended June 30, 1998 and 1997, and the three fiscal years ended December 31, 1997, 1996 and 1995, with the corresponding historical consolidated statements of income of First State Bancorp for such periods, giving effect to the merger as if such transaction had occurred at the beginning of the respective periods.

         The unaudited historical consolidated financial statement data of the Company as of June 30, 1998, and for the six month periods ended June 30, 1998 and 1997, and the unaudited historical consolidated financial statement data of First State Bancorp as of June 30, 1998, and for the six month periods ended June 30, 1998 and 1997, have been prepared on the same basis as the historical information derived from audited financial statements, and, in the opinion of their respective managements, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial position and results of operation for such periods.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the actual operating results or financial position of the combined entity that would have been achieved had the merger been consummated at the dates presented, nor is it necessarily indicative of the combined entity's future operating results or financial position. The unaudited pro forma combined financial statements do not incorporate any benefits from cost savings or synergies of operations of the combined entity that may occur. The Company and First State Bancorp anticipate incurring direct transaction costs and integration costs related to the merger. Such anticipated costs are not reflected in the pro forma information.

         The pro forma combined financial statements are based on the historical consolidated financial statements of the Company and First State Bancorp and the notes thereto, and should be read in conjunction with the financial statements of the Company incorporated by reference herein and First State Bancorp included elsewhere herein.


                                                 GOLD BANC CORPORATION, INC.
                                         PRO FORMA COMBINED BALANCE SHEET (Unaudited)

                                                        June 30, 1998
                                                        (In Thousands)
                                                                                                               Gold Banc
                                                      Gold Banc                                            Corporation, Inc.
                                                  Corporation, Inc    First State                          and Subsidiaries
                                                 and Subsidiaries    Bancorp, Inc.     Adjustments             Pro Forma
                                                 ------------------  ---------------   -------------     ----------------------
ASSETS

   Cash and cash equivalents                            $  28,056          $  4,276                          $  32,332
   Available-for-sale securities                          117,186            38,339                            155,525
   Other securities                                        10,683             3,769                             14,452
   Loans, net                                             387,034            59,636                            446,670
   Other assets                                            42,722             5,385                             48,107
                                                    --------------   ---------------                     --------------
                                                     $    585,681      $    111,405                        $   697,086
                                                    ==============   ===============                     ==============

LIABILITIES

   Deposits                                          $   465,295       $     93,072                        $    558,367
   Other liabilities                                      70,351              7,726                              78,077
                                                    --------------   ---------------                     --------------
      Total Liabilities                                   535,646           100,798                            636,444
                                                    --------------   ---------------                     --------------

EQUITY CAPITAL

   Common stock                                            10,704               920             867  (1)        12,491
   Additional paid-in capital                              22,610             1,499            (867) (2)        23,216
                                                                                                (26) (3)
   Undivided profits                                       16,745             8,015                             24,760
   Treasury stock                                                              (26)              26  (3)             -
   Accumulated other comprehensive income                     212               199                                411
   Unearned compensation                                    (236)                                                (236)
                                                    --------------   ---------------   -------------     --------------
                                                           50,035            10,607               -             60,642
                                                    --------------   ---------------   -------------     --------------

                                                     $    585,681      $    111,405     $                  $   697,086
                                                    ==============   ===============   =============     ==============

(1)Adjustment to common stock to account for merger computed as follows:

     Number of shares of First State Bancorp shares outstanding prior to merger                   91
     Exchange ratio of Gold Banc Corporation for First State Bancorp                         19.6082
                                                                                       -------------
     Gold Banc Corporation shares to be issued ($1 par value)                                  1,787
     Gold Banc Corporation shares outstanding prior to merger ($1 par value)                  10,704
                                                                                       -------------
     Pro forma common stock                                                                $  12,491
                                                                                       =============

(2)Adjustment to additional paid-in capital to account for merger computed as follows:

   Historical capital:
      Gold Banc Corporation common stock                                                  $  10,704
      First State Bancorp common stock                                                          920
      Gold Banc Corporation additional paid-in capital                                       22,610
      First State Bancorp additional paid-in capital                                          1,499
      First State Bancorp treasury stock                                                       (26)
                                                                                      --------------
         Total historical capital                                                            35,707
   Less:  Pro forma common stock                                                           (12,491)
                                                                                      --------------
   Pro forma additional paid-in capital                                                   $  23,216
                                                                                      ==============

(3)Adjustment to eliminate First State Bancorp treasury stock.


                                                           F-2

                                                GOLD BANC CORPORATION, INC.
                                     PRO FORMA COMBINED INCOME STATEMENTS (Unaudited)
                                          For The Six Months Ended June 30, 1998
                                           (In Thousands, Except Per Share Data)

                                                                                                            Gold Banc
                                                             Gold Banc                                   Corporation, Inc.
                                                          Corporation, Inc        First State            and Subsidiaries
                                                        and Subsidiaries         Bancorp, Inc.              Pro Forma
                                                       --------------------   --------------------    ----------------------
INTEREST INCOME
     Loans, including fees                                    $     17,442          $       2,849             $      20,291
     Investment securities                                           3,571                  1,150                     4,721
     Other interest income                                             454                     73                       527
                                                       --------------------   --------------------    ----------------------
        Total interest income                                       21,467                  4,072                    25,539
                                                       --------------------   --------------------    ----------------------

INTEREST EXPENSE
     Deposits                                                        9,925                  1,948                    11,873
     Borrowings and other                                            1,962                     79                     2,041
                                                       --------------------   --------------------    ----------------------
        Total interest expense                                      11,887                  2,027                    13,914
                                                       --------------------   --------------------    ----------------------

NET INTEREST INCOME                                                  9,580                  2,045                    11,625
PROVISION FOR LOAN LOSSES                                              594                    160                       754
                                                       --------------------   --------------------    ----------------------

NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES                                       8,986                  1,885                    10,871
                                                       --------------------   --------------------    ----------------------

NONINTEREST INCOME
     Service charges on deposits                                       664                    172                       836
     Investment trading fees & commissions                           1,409                                            1,409
     Net gains on sale of mortgage loans                               519                                              519
     All other noninterest income                                      407                    225                       632
                                                       --------------------   --------------------    ----------------------
        Total noninterest income                                     2,999                    397                     3,396
                                                       --------------------   --------------------    ----------------------

NONINTEREST EXPENSE

     Salaries and employee benefits                                  4,507                    595                     5,102
     Net occupancy expense                                           1,176                     87                     1,263
     Other noninterest expense                                       2,553                    652                     3,205
                                                       --------------------   --------------------    ----------------------
        Total noninterest expense                                    8,236                  1,334                     9,570
                                                       --------------------   --------------------    ----------------------

INCOME BEFORE INCOME TAXES                                           3,749                    948                     4,697

PROVISION FOR INCOME TAXES                                           1,234                    286                     1,520
                                                       --------------------   --------------------    ----------------------
NET INCOME                                                 $         2,515         $          662             $       3,177
                                                       ====================   ====================    ======================
BASIC EARNINGS PER SHARE                                   $          0.24                                    $        0.26
                                                       ====================                           ======================
DILUTED EARNINGS PER SHARE                                 $          0.24                                   $         0.26
                                                       ====================                           ======================

                                                                    F-3





                                               GOLD BANC CORPORATION, INC.
                                     PRO FORMA COMBINED INCOME STATEMENTS (Unaudited)
                                          For The Six Months Ended June 30, 1997
                                          (In Thousands, Except Per Share Data)

                                                                                                             Gold Banc
                                                                  Gold Banc                               Corporation, Inc.
                                                              Corporation, Inc      First State            and Subsidiaries
                                                             and Subsidiaries      Bancorp, Inc.             Pro Forma
                                                            -------------------   -----------------      ------------------
INTEREST INCOME
      Loans, including fees                                   $     11,462           $       2,485            $     13,947
      Investment securities                                          2,826                   1,093                   3,919
      Other interest income                                            244                      49                     293
                                                             ---------------       -----------------      ------------------
         Total interest income                                      14,532                   3,627                  18,159
                                                             ---------------       -----------------      ------------------
INTEREST EXPENSE
      Deposits                                                       6,877                   1,714                   8,591
      Borrowings and other                                             660                      57                     717
                                                            ---------------       -----------------      ------------------
         Total interest expense                                      7,537                   1,771                   9,308
                                                            ---------------       -----------------      ------------------
NET INTEREST INCOME                                                  6,995                   1,856                   8,851
PROVISION FOR LOAN LOSSES                                              255                      60                     315
                                                            ---------------       -----------------      ------------------

NET INTEREST INCOME AFTER
      PROVISION FOR LOAN LOSSES                                      6,740                   1,796                   8,536
                                                            ---------------       -----------------      ------------------

NONINTEREST INCOME

      Service charges on deposits                                      490                     172                     662
      Net gains on sale of mortgage loans                              289                                             289
      All other noninterest income                                     386                     197                     583
                                                            ---------------       -----------------      ------------------
         Total noninterest income                                    1,165                     369                   1,534
                                                            ---------------       -----------------      ------------------

NONINTEREST EXPENSE
      Salaries and employee benefits                                 2,841                     521                   3,362
      Net occupancy expense                                            934                      99                   1,033
      Other noninterest expense                                      1,462                     581                   2,043
                                                            ---------------       -----------------      ------------------
         Total noninterest expense                                   5,237                   1,201                   6,438
                                                            ---------------       -----------------      ------------------

INCOME BEFORE INCOME TAXES                                           2,668                     964                   3,632

PROVISION FOR INCOME TAXES                                             896                     300                   1,196
                                                            ---------------       -----------------      ------------------

NET INCOME                                                   $       1,772          $          664           $       2,436
                                                            ===============       =================      ==================


BASIC EARNINGS PER SHARE                                     $        0.19                                  $         0.21
                                                             ==============                              ==================
DILUTED EARNINGS PER SHARE                                   $        0.19                                  $         0.21
                                                            ===============                              ==================

                                                                       F-4








                                                GOLD BANC CORPORATION, INC.
                                       PRO FORMA COMBINED BALANCE SHEET (Unaudited)

                                                     December 31, 1997
                                                      (In Thousands)                                           Gold Banc
                                                                                                              Corporation,
                                                           Gold Banc                                              Inc.
                                                        Corporation, Inc    First State                           and
                                                             and            Bancorp,                          Subsidiaries
                                                        Subsidiaries        Inc.            Adjustments         Pro Forma
                                                       -----------------    ------------    -----------       -------------
ASSETS

   Cash and cash equivalents                             $      41,111    $      4,747                         $  45,858
   Available-for-sale securities                               100,500          36,671                           137,171
   Other securities                                              3,937           3,657                             7,594
   Loans, net                                                  340,630          56,100                           396,730
   Other assets                                                 28,419           5,122                            33,541
                                                       ----------------   -------------                     -------------
                                                          $    514,597    $    106,297                        $  620,894
                                                       ================   =============                     =============
LIABILITIES

   Deposits                                               $    419,139     $    91,561                        $  510,700
   Other liabilities                                            53,725           4,563                            58,288
                                                       ----------------   -------------                     -------------
                                                              472,864           96,124                           568,988
           Total Liabilities
                                                       ----------------   -------------                     -------------
EQUITY CAPITAL

   Common stock                                                 10,133             920              864 (1)       11,917
   Additional paid-in capital                                   17,199           1,489             (864)(2)       17,794
                                                                                                    (30)(3)
   Undivided profits                                            14,605           7,535                            22,140
   Treasury Stock                                                                 (30)               30 (3)            -
   Accumulated other comprehensive income                           32             259                               291

   Unearned compensation                                         (236)                                             (236)
                                                       ----------------   -------------    -------------    -------------
                                                                41,733          10,173                -           51,906
                                                       ----------------   -------------    -------------    -------------
                                                          $    514,597         106,297      $         -     $    620,897
                                                       ================   =============    =============    =============

(1)  Adjustment to common stock to account for merger computed as follows:

        Number of shares of First State Bancorp shares outstanding prior to merger                          91
        Exchange ratio of Gold Banc Corporation for First State Bancorp                                19.6082
                                                                                                  ------------
        Gold Banc Corporation shares to be issued ($1 par value)                                         1,784
        Gold Banc Corporation shares outstanding prior to merger ($1 par value)                         10,133
                                                                                                  ------------
        Pro forma common stock                                                                    $     11,917
                                                                                                  ============

(2)  Adjustment to additional paid-in capital to account for merger computed as follows:
     Historical capital:

        Gold Banc Corporation common stock                                                        $     10,133
        First State Bancorp common stock                                                                   920
        Gold Banc Corporation additional paid-in capital                                                17,199
        First State Bancorp additional paid-in capital                                                   1,489
        First State Bancorp treasury stock                                                                (30)
                                                                                                  ------------
           Total historical capital                                                                     29,711
     Less:  Pro forma common stock                                                                    (11,917)
                                                                                                  ------------
     Pro forma additional paid-in capital                                                         $     17,974
                                                                                                  ============
(3)  Adjustment to eliminate First State Bancorp treasury stock.

                                                                      F-5



                                                GOLD BANC CORPORATION, INC.
                                     PRO FORMA COMBINED INCOME STATEMENTS (Unaudited)
                                           For The Year Ended December 31, 1997
                                           (In Thousands, Except Per Share Data)
                                                                                                           Gold Banc
                                                                                                        Corporation, Inc.
                                                               Gold Banc             First State        and Subsidiaries
                                                            and Subsidiaries         Bancorp, Inc.        Pro Forma
                                                           ------------------      ------------------  ---------------------
INTEREST INCOME

       Loans, including fees                                 $     25,871              $       5,174           $     31,045
       Investment securities                                        5,408                      2,215                  7,623
       Other interest income                                          669                         88                    757
                                                       -------------------          -----------------     ------------------
          Total interest income                                    31,948                      7,477                 39,425
                                                       -------------------          -----------------     ------------------
INTEREST EXPENSE

       Deposits                                                    15,160                      3,543                 18,703
       Borrowings and other                                         1,532                        139                  1,671
                                                       -------------------          -----------------     ------------------
          Total interest expense                                   16,692                      3,682                 20,374
                                                       -------------------          -----------------     ------------------
NET INTEREST INCOME                                                15,256                      3,795                 19,051

PROVISION FOR LOAN LOSSES                                             865                        120                    985
                                                       -------------------          -----------------     ------------------
NET INTEREST INCOME AFTER
       PROVISION FOR LOAN LOSSES                                   14,391                      3,675                 18,066
                                                       -------------------          -----------------     ------------------
NONINTEREST INCOME

       Service charges on deposits                                  1,060                        349                  1,409
       Net gains on sale of mortgage loans                            679                                               679
       All other noninterest income                                 1,037                        399                  1,436
                                                       -------------------         -----------------     ------------------
          Total noninterest income                                  2,776                        748                  3,524
                                                       -------------------          -----------------     ------------------
NONINTEREST EXPENSE

       Salaries and employee benefits                               6,244                      1,147                  7,391
       Net occupancy expense                                        1,931                        212                  2,143
       Other noninterest expense                                    3,373                      1,262                  4,635
                                                       -------------------          -----------------     ------------------
          Total noninterest expense                                11,548                      2,621                 14,169
                                                       -------------------          -----------------     ------------------
INCOME BEFORE INCOME TAXES                                          5,619                      1,802                  7,421

PROVISION FOR INCOME TAXES                                          1,888                        544                  2,432
                                                       -------------------          -----------------     -----------------
NET INCOME                                                 $        3,731            $         1,258         $        4,989
                                                       ===================          =================     ==================
BASIC EARNINGS PER SHARE                                   $         0.39                                    $         0.43
                                                       ===================                                ==================
DILUTED EARNINGS PER SHARE                                 $         0.38                                    $         0.43
                                                       ===================                                ==================

                                                                       F-6





                                              GOLD BANC CORPORATION, INC.
                                   PRO FORMA COMBINED INCOME STATEMENTS (Unaudited)

                                         For The Year Ended December 31, 1996
                                         (In Thousands, Except Per Share Data)

                                                                                                           Gold Banc
                                                                                                        Corporation, Inc.
                                                               Gold Banc             First State        and Subsidiaries
                                                            and Subsidiaries         Bancorp, Inc.        Pro Forma
                                                           ------------------      ------------------  ---------------------

INTEREST INCOME

      Loans, including fees                                 $     19,796           $       4,853           $     24,649
      Investment securities                                        6,134                   1,738                  7,872
      Other interest income                                          469                      89                    558
                                                        -----------------    --------------------  ---------------------
         Total interest income                                    26,399                   6,680                 33,079
                                                        -----------------    --------------------  ---------------------

INTEREST EXPENSE

      Deposits                                                    13,340                   3,197                 16,537
      Borrowings and other                                         1,725                     137                  1,862
                                                        -----------------    --------------------  ---------------------
         Total interest expense                                   15,065                   3,334                 18,399
                                                        -----------------    --------------------  ---------------------

NET INTEREST INCOME                                               11,334                   3,346                 14,680

PROVISION (CREDIT) FOR

      LOAN LOSSES                                                   (25)                     118                     93
                                                        -----------------    --------------------  ---------------------

NET INTEREST INCOME AFTER

      PROVISION FOR LOAN LOSSES                                   11,359                   3,228                 14,587
                                                        -----------------    --------------------  ---------------------

NONINTEREST INCOME

      Service charges on deposits                                  1,033                     308                  1,341
      Net gains on sale of mortgage loans                          1,128                                          1,128
      All other noninterest income                                   691                     302                    993
                                                        -----------------    --------------------  ---------------------
         Total noninterest income                                  2,852                     610                  3,462
                                                        -----------------    --------------------  ---------------------

NONINTEREST EXPENSE

      Salaries and employee benefits                               6,063                   1,082                  7,145
      Net occupancy expense                                        1,675                     178                  1,853
      Other noninterest expense                                    3,329                   1,093                  4,422
                                                        -----------------    --------------------  ---------------------
         Total noninterest expense                                11,067                   2,353                 13,420
                                                        -----------------    --------------------  ---------------------

INCOME BEFORE INCOME TAXES                                         3,144                   1,485                  4,629

PROVISION FOR INCOME TAXES                                         1,066                     435                  1,501
                                                        -----------------    --------------------  ---------------------

NET INCOME                                                 $       2,078           $       1,050          $       3,128
                                                        =================    ====================  =====================

BASIC EARNINGS PER SHARE                                  $         0.38                                 $         0.43
                                                        =================                          =====================
DILUTED EARNINGS PER SHARE                                $         0.38                                 $         0.43
                                                        =================                          =====================

                                                                      F-7

                                         GOLD BANC CORPORATION, INC.
                                 PRO FORMA COMBINED INCOME STATEMENTS (Unaudited)

                                       For The Year Ended December 31, 1995
                                       (In Thousands, Except Per Share Data)
                                                                                                           Gold Banc
                                                                                                        Corporation, Inc.
                                                               Gold Banc             First State        and Subsidiaries
                                                            and Subsidiaries         Bancorp, Inc.        Pro Forma
                                                           ------------------      ------------------  ---------------------
INTEREST INCOME

      Loans, including fees                               $     17,254          $       4,613          $     21,867
      Investment securities                                      5,992                  1,582                 7,574
      Other interest income                                        195                     92                   287
                                                         --------------   --------------------       ---------------
         Total interest income                                  23,441                  6,287                29,728
                                                         --------------   --------------------       ---------------

INTEREST EXPENSE

      Deposits                                                  11,257                  3,064                14,321
      Borrowings and other                                       1,637                    182                 1,819
                                                         --------------   --------------------       ---------------
         Total interest expense                                 12,894                  3,246                16,140
                                                         --------------   --------------------       ---------------

NET INTEREST INCOME                                             10,547                  3,041                13,588
PROVISION FOR LOAN LOSSES                                        1,334                     60                 1,394
                                                         --------------   --------------------       ---------------

NET INTEREST INCOME AFTER
      PROVISION FOR LOAN LOSSES                                  9,213                  2,981                12,194
                                                         --------------   --------------------       ---------------

NONINTEREST INCOME

      Service charges on deposits                                  999                    234                 1,233
      Net gains on sale of mortgage loans                        1,058                                        1,058
      All other noninterest income                                 258                    262                   520
                                                         --------------   --------------------       ---------------
         Total noninterest income                                2,315                    496                 2,811
                                                         --------------   --------------------       ---------------

NONINTEREST EXPENSE

      Salaries and employee benefits                             5,339                  1,030                 6,369
      Net occupancy expense                                      1,444                    157                 1,601
      Other noninterest expense                                  3,007                  1,103                 4,110
                                                         --------------   --------------------       ---------------
         Total noninterest expense                               9,790                  2,290                12,080
                                                         --------------   --------------------       ---------------

INCOME BEFORE INCOME TAXES                                       1,738                  1,187                 2,925

PROVISION FOR INCOME TAXES                                         520                    300                   820
                                                         --------------   --------------------       ---------------

NET INCOME                                               $       1,218         $          887         $       2,105
                                                         ==============   ====================       ===============

BASIC EARNINGS PER SHARE                                 $        0.24                                $        0.30
                                                         ==============                              ===============
DILUTED EARNINGS PER SHARE                               $        0.24                                $        0.30
                                                         ==============                              ===============




                                                                      F-8




                         Independent Accountants' Report


Board of Directors
First State Bancorp, Inc.
Pittsburg, Kansas


   We have audited the accompanying  consolidated  balance sheets of FIRST STATE
BANCORP,  INC. as of December  31, 1997 and 1996,  and the related  consolidated statements of income, changes in stockholders' equity and cash flows for each of the  three  years  in the  period  ended  December  31,  1997.  These  financial
statements   are  the   responsibility   of  the   Company's   management.   Our
responsibility  is to express an opinion on these financial  statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FIRST STATE
BANCORP, INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended
December 31, 1997, in conformity with generally accepted accounting principles.



                                           /s/ BAIRD, KURTZ & DOBSON



Joplin,  Missouri
February 6, 1998,  except for Note 17
as to which the date is May 19, 1998



                                      F-9

                                             FIRST STATE BANCORP, INC.
                                            CONSOLIDATED BALANCE SHEETS

                                   June 30, 1998 and December 31, 1997 and 1996

                                                      ASSETS
                                                  ---------------
                                                                                               December 31,
                                                                            June 30,    ---------------------------
                                                                              1998          1997          1996
                                                                          ------------- ------------- -------------

                                                                          (Unaudited)

 Cash and due from banks                                                  $ 4,232,172  $ 4,741,013     $ 2,957,695
 Interest bearing deposits with banks                                          44,119        6,172          10,729
 Federal funds sold                                                             -             -          2,800,000
                                                                           ----------  -----------     -----------
         Cash and cash equivalents                                          4,276,291    4,747,185       5,768,424
 Available-for-sale securities                                             38,338,639   36,671,001      29,455,823
 Other investments                                                            603,740      156,616          56,177
 Student loans held for sale                                                3,165,377    3,500,591       2,751,997
 Loans                                                                     59,636,333   56,099,607      51,649,955
 Interest receivable                                                        1,100,665      985,706         856,753
 Premises and equipment, net                                                2,065,891    2,077,700       1,853,614
 Excess of cost over fair value of net assets acquired, at amortized
   cost                                                                     1,486,204    1,516,948       1,578,435
 Other assets                                                                 731,422      541,315         557,242
                                                                           ----------    ---------       ---------
     Total Assets                                                       $ 111,404,562 $106,296,669     $94,528,420
                                                                         ============ ============     ===========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                      ------------------------------------
 LIABILITIES
 Deposits
    Non-interest bearing demand deposits                                   $7,833,010    $7,568,236    $6,638,593
    Interest bearing demand deposits                                       23,572,508    24,110,776    20,486,600
    Savings deposits                                                        7,657,589     8,581,811     8,777,830
    Time deposits                                                          54,008,728    51,300,456    47,227,632
                                                                           -----------   -----------   ----------
         Total Deposits                                                    93,071,835    91,561,279    83,130,655
 Federal funds purchased                                                    4,000,000     1,900,000            -
 Federal Home Loan Bank advances                                            2,101,430       648,572            -
 Note payable                                                                 431,065       631,065     1,181,065
 Accrued interest, taxes and other expenses                                   920,232     1,015,125       835,755
 Deferred income taxes                                                        272,560       367,637       327,949
                                                                              --------      --------      -------
         Total Liabilities                                                100,797,122    96,123,678    85,475,424
                                                                          ------------   -----------   ----------
 STOCKHOLDERS' EQUITY
    Common stock; $10 par value; 500,000 shares authorized; 92,008
     shares issued                                                            920,080       920,080       920,080
    Additional paid-in capital                                              1,499,203     1,488,884     1,488,884
    Retained earnings                                                       8,014,962     7,535,202     6,504,356
    Accumulated other comprehensive income-unrealized appreciation on available-for-sale securities, net of income taxes of $103,173 at
       June 30, 1998 and $133,996 and $88,071 at December 31, 1997 and 1996,
       respectively                                                           198,995       258,825       169,676
    Treasury stock, at cost - 860 shares at June 30, 1998 and 1,000
       shares at December 31, 1997 and 1996                                  (25,800)      (30,000)      (30,000)
                                                                              --------      --------      --------
         Total Stockholders' Equity                                        10,607,440    10,172,991     9,052,996
                                                                         ------------- ------------- -------------
         Total Liabilities and Stockholders' Equity                      $111,404,562  $106,296,669   $94,528,420
                                                                          ============  ============   ==========

                                  See Notes to Consolidated Financial Statements

                                                                    F-10

                                             FIRST STATE BANCORP, INC.
                                         CONSOLIDATED STATEMENTS OF INCOME

                               Three and Six Months Ended June 30, 1998 and 1997 and
                                   Years Ended December 31, 1997, 1996 and 1995
                                    Three Months Ended     Six Months Ended
                                         June 30,               June 30,                    December 31,
                                  ---------------------- ----------------------- ----------------------------------
                                    1998        1997        1998        1997       1997        1996        1995
                                  ---------- ----------- ----------- ----------- ----------  ---------- -----------
                                  (Unaudited)(Unaudited) (Unaudited) (Unaudited)
 INTEREST INCOME
    Loans                        $1,459,958  $1,288,457  $2,848,869  $2,484,696 $5,174,394  $4,853,334  $4,612,713
    Investment securities -
      taxable                       456,580     467,179     886,657     842,174  1,728,363   1,181,383     948,481
    Investment securities -
      nontaxable                    136,690     126,318     263,088     251,246    486,511     556,490     633,746
    Federal funds sold               10,484       3,133      50,284      35,175     59,877      63,585      72,116
    Other investments                 7,705       1,890      10,497       3,954      7,246       6,658       4,712
    Deposits with other banks         6,005       5,176      12,758      10,080     21,274      18,642      14,838
                                     ------      ------     -------     -------    -------     -------     -------
      Total Interest Income       2,077,422   1,892,153   4,072,153   3,627,325  7,477,665   6,680,092   6,286,606
                                  ----------  ---------   ---------   ---------  ---------  ----------   ---------
 INTEREST EXPENSE
    Deposits                        981,620     879,734   1,948,223   1,713,683  3,542,977   3,197,399   3,063,554
    Federal funds and advances       32,278      11,268      55,003      11,332     55,607      13,956      28,063
    Note payable                     10,429      22,451      23,711      45,541     83,670     123,212     154,418
                                    -------     -------     -------     -------    -------    --------    --------
      Total Interest Expense      1,024,327     913,453   2,026,937   1,770,556  3,682,254   3,334,567   3,246,035
                                  ----------   --------  ----------  ----------  ----------  ----------  ---------
 NET INTEREST INCOME              1,053,095     978,700   2,045,216   1,856,769  3,795,411   3,345,525   3,040,571
 PROVISION FOR LOAN LOSSES          130,000      30,000     160,000      60,000    120,000     118,000      60,000
                                   --------     -------    --------     -------   --------    --------     -------
 NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES       923,095     948,700   1,885,216   1,796,769   3,675,411   3,227,525  2,980,571
                                   --------    --------  ----------  ----------  ----------  ----------  ---------
 NONINTEREST INCOME
    Income from fiduciary
      activities                     65,949      58,320     129,620     113,204    223,688     165,369     126,559
    Service charges on deposit
      accounts                       90,820      89,943     172,263     172,112    348,924     307,925     234,136
    Net realized gain (loss) on
      sale of available-for-sale
      securities                          -           -           -       2,600     11,851      11,105     (1,034)
    Other income                     47,568      39,370      95,256      79,948    163,154     126,460     135,955
                                    -------     -------     -------     -------   --------    --------    --------
      Total Noninterest Income      204,337     187,633     397,139     367,864    747,617     610,859     495,616
                                   --------    --------    --------    --------   --------    --------    --------
 NONINTEREST EXPENSE
    Salaries and employee
      benefits                      296,216     268,120     594,753     521,138  1,146,746   1,082,306   1,030,080
    Advertising                      21,990      21,493      53,423      45,100    104,582      80,022      70,032
    Equipment                        77,552      62,811     144,846     117,614    262,658     203,317     168,796
    Occupancy                        42,219      51,157      87,499      98,578    211,995     178,227     156,787
    Legal and professional fees      43,683      17,438      74,342      40,212     83,319      81,285      71,248
    Stationary and supplies          24,331      25,003      42,358      44,024     98,367      85,195      70,392
    Data processing                  32,030      28,939      64,431      57,622    115,483     101,281      97,239
    Insurance                         8,182       7,379      13,601      14,883     31,836      25,025     115,706
    Examinations and dues            21,592      22,648      43,540      41,582     88,705      82,450      81,163
    Other operating expenses        108,193     119,838     215,680     220,440    476,724     434,139     428,082
                                   --------    --------    --------    --------   --------    --------    --------
      Total Noninterest Expense     675,988     624,826   1,334,473   1,201,193   2,620,415   2,353,247  2,289,525
                                   --------    --------  ----------  ----------  ----------  ---------- ----------
 INCOME BEFORE INCOME TAXES         451,444     511,507     947,882     963,440  1,802,613   1,485,137   1,186,662
 PROVISION FOR INCOME TAXES         135,284     159,103     285,964     299,708    544,247     434,767     299,916
                                   --------    --------    --------    --------   --------    --------    --------
 NET INCOME                         316,160     352,404     661,918     663,732  1,258,366   1,050,370     886,746
 OTHER COMPREHENSIVE INCOME
      Unrealized appreciation
       (depreciation) on available-
        for-sale securities,
        net of income taxes        (21,845)   (127,061)    (59,830)     27,203     89,149    (177,630)    449,187
                                   --------   ---------    --------     -------    -------   ---------    -------
 COMPREHENSIVE INCOME              $294,315    $225,343    $602,088    $690,935  $1,347,515   $872,740 $1,335,933
                                   ========    ========    ========    ========  ==========   ========  =========
 BASIC AND DILUTED EARNINGS
    PER SHARE                         $3.47       $3.87       $7.27       $7.29      $13.83     $11.54      $9.25
                                      =====       =====       =====       =====      ======     ======      =====

                 See Notes to Consolidated Financial Statements

                                                                     F-11


                                            FIRST STATE BANCORP, INC.
                            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                    Six Months Ended June 30, 1998 and 1997 and
                                   Years Ended December 31, 1997, 1996 and 1995
                                                                                    Accumulated
                                                                                      Other
                                                                                  Comprehensive
                                                                                     Income -
                                                                                    Unrealized
                                                                                   Appreciation
                                                                                  (Depreciation)
                                                                                        on
                                                                                    Available-
                                                           Additional                For-Sale
                                                  Common     Paid-In   Retained     Securities,   Treasury
                                                  Stock      Capital   Earnings       Net         Stock       Total
                                                --------- ----------- ---------- --------------- ---------  ------------
 BALANCE, JANUARY 1, 1995                      $1,040,850 $1,880,625  $4,635,497    $(101,000)   $(183,810)  $7,272,162
    Purchase and retirement of
      6,760 shares of common stock               (67,500)  (279,201)       -            -            -        (346,701)
    Retirement of 5,127 shares of treasury
      common stock                               (51,270)  (102,540)       -            -          153,810         -
    Net income                                       -          -        886,746        -            -         886,746
    Unrealized appreciation on
      available-for-sale securities,
      net of income taxes of $231,399                -          -          -          449,187         -         449,187
                                                ---------   ---------  ---------     --------       ------      -------

 BALANCE, DECEMBER 31, 1995                      922,080   1,498,884   5,522,243      348,187     (30,000)    8,261,394
    Purchase and retirement of 200 shares of
      common stock                               (2,000)    (10,000)                     -            -        (12,000)
    Net income                                       -          -      1,050,370                              1,050,370
    Cash dividends declared - $.75 per share         -          -       (68,257)         -            -        (68,257)
    Unrealized depreciation on
      available-for-sale securities,
      net of income tax credit of $90,625            -          -          -        (178,511)         -       (178,511)
                                                ---------- ---------   ---------    ---------      -------    ---------

 BALANCE, DECEMBER 31, 1996                       920,080   1,488,884  6,504,356     169,676      (30,000)    9,052,996
    Net income                                       -          -      1,258,366         -            -       1,258,366
    Cash dividends declared - $2.50 per share        -          -      (227,520)         -            -       (227,520)
    Unrealized appreciation on
      available-for-sale securities,
      net of income taxes of $45,925                 -          -          -          89,149          -         89,149
                                                   ------    --------   --------     -------       -------     -------

 BALANCE, DECEMBER 31, 1997                       920,080   1,488,884  7,535,202     258,825      (30,000)  10,172,991
    Reissuance of 140 shares of treasury stock
      (unaudited)                                    -         10,319      -            -            4,200      14,519
    Net income (unaudited)                           -          -        661,918        -             -        661,918
    Cash dividends declared - $2.00 per share
      (unaudited)                                    -          -      (182,158)        -             -      (182,158)
    Unrealized depreciation on
      available-for-sale securities,
      net of income tax credit of $30,823
      (unaudited)                                    -          -          -        (59,830)          -       (59,830)
                                                   ------    --------   --------     -------       -------     -------
 BALANCE, JUNE 30, 1998 (UNAUDITED)             $ 920,080  $1,499,203 $8,014,962    $198,995     $(25,800) $10,607,440
                                                ========== =========== ==========   ========     ========= ===========

                                  See Notes to Consolidated Financial Statements

                                                                     F-12



                                             FIRST STATE BANCORP, INC.
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                    Six Months Ended June 30, 1998 and 1997 and
                                   Years Ended December 31, 1997, 1996 and 1995

                                                              June 30,                    December 31,
                                                      ------------------------ -----------------------------------
                                                         1998        1997         1997        1996       1995
                                                      ----------- ------------ ----------- -----------------------
                                                      (Unaudited) (Unaudited)
 CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                         $ 661,918     $663,732  $1,258,366  $1,050,370     $886,746
    Items not requiring (providing) cash
       Depreciation and amortization                     158,705      133,258     279,528     242,423      220,896
       Provision for loan losses                         160,000       60,000     120,000     118,000       60,000
       Amortization of premiums and discounts on
         securities                                     (26,751)       30,083      46,853      89,905      112,486
       Net realized (gain) loss on
         available-for-sale securities                         -      (2,600)    (11,851)    (11,105)        1,034
       Gain on sale of loans                            (13,516)      (9,142)    (17,310)    (31,880)           -
       Deferred income taxes                            (64,254)        1,628     (6,900)    (11,430)       15,775
       Other                                                   -            -           -       (349)           -
    Changes in:
       Interest receivable                             (114,959)    (234,758)   (128,953)    (67,378)     (83,375)
       Other assets                                     (22,389)       21,256      82,836     109,310      164,141
       Accrued interest, taxes and other expenses      (274,578)       65,290     179,370     210,476      111,246
                                                       ---------      -------    --------    --------     --------
           Net cash provided by operating activities     464,176      728,747   1,801,939   1,698,342    1,488,949
                                                        --------     --------  ----------  ----------   ----------

 CASH FLOWS FROM INVESTING ACTIVITIES
    Net originations of loans                        (4,765,379)  (2,495,062)  (7,098,328)(4,690,613)  (3,422,149)
    Proceeds from sales of loans                       1,377,122       98,991    1,727,283  3,411,824    3,863,615
    Proceeds from sales of available-for-sale
      securities                                              -       187,600    1,984,569    306,613      998,966
    Proceeds from maturities of available-for-sale
      securities                                      14,700,473    4,536,544   14,419,595  8,293,965    9,847,651
    Purchases of available-for-sale securities      (16,432,013) (12,894,913) (23,518,607)(12,269,607)(13,851,195)
    Proceeds from maturities of held-to-maturity
      securities                                              -             -           -           -    4,405,027
    Proceeds from sale of other investments                   -             -           -       8,330           -
    Purchases of other investments                     (447,124)     (69,500)    (100,439)          -      (5,889)
    Proceeds from sale of foreclosed assets               52,228        3,000        3,200     38,800       47,631
    Purchase of premises and equipment                 (116,152)    (209,810)    (442,127)   (239,784)   (166,803)
                                                       ---------    ---------   ----------   ---------   ---------
           Net cash provided by (used in) investing
            activities                               (5,630,845) (10,843,150) (13,024,854) (5,140,472)    1,716,854
                                                     ----------- ------------ ------------- ----------    ---------

 CASH FLOWS FROM FINANCING ACTIVITIES
    Net increase (decrease) in demand and savings
      deposits                                      $(1,197,715)  $1,963,678   $4,357,800  $2,356,615  $(3,148,937)
    Net increase in certificates of deposit            2,708,272   2,217,910    4,072,824   2,575,960     2,986,076
    Dividends paid                                     (182,158)    (91,008)    (227,520)    (68,257)           -
    Proceeds from Federal Home Loan Bank advances      1,500,000     160,000      660,000          -            -
    Repayment of Federal Home Loan Bank advances        (47,142)           -     (11,428)          -    (2,000,000)
    Proceeds from issuance of note payable                    -            -           -           -        263,000
    Principal payments on note payable                 (200,000)    (200,000)    (550,000)   (400,000)    (480,000)
    Net increase in federal funds purchased            2,100,000    2,700,000    1,900,000         -             -
    Purchase of common stock for retirement                   -            -           -      (12,000)    (346,701)
    Reissuance of treasury stock                          14,518           -           -           -           -
                                                         -------    ---------    ---------   ---------    ---------
         Net cash provided by (used in) financing
           activities                                  4,695,775    6,750,580   10,201,676   4,452,318  (2,726,562)
                                                      ----------   ----------   -----------  ---------- -----------

 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      (470,894)  (3,363,823)  (1,021,239)   1,010,188     479,241

 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD        4,747,185    5,768,424    5,768,424   4,758,236   4,278,995
                                                      ----------   ----------   ----------  ----------   ---------
 CASH AND CASH EQUIVALENTS, END OF PERIOD             $4,276,291   $2,404,601  $4,747,185  $5,768,424   $4,758,236
                                                      ==========   ==========  ==========  ==========   ==========

                 See Notes to Consolidated Financial Statements

                                                                  F-13

                            FIRST STATE BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  Years Ended December 31, 1997, 1996 and 1995
               Six Months Ended June 30, 1998 and 1997 (Unaudited)


NOTE 1:        NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
               ACCOUNTING POLICIES

Nature of Operations

     First State Bancorp,  Inc. ("FSBI" or the "Company") operates as a one bank holding  company.  FSBI's business  primarily  consists of the business of First
State  Bank and Trust  Company  (the  "Bank"),  which is  primarily  engaged  in providing a full range of banking services to individual and corporate customers through its facilities in Pittsburg,  Kansas. The Bank is subject to competition from other financial institutions.  The Company and the Bank are also subject to
regulation  by  certain   federal  and  state  agencies  and  undergo   periodic
examinations by those regulatory authorities.

     First State Bancorp, Inc. owned 100% of the Bank's outstanding capital stock at June 30, 1998 and December 31, 1997 and 1996.

     The consolidated financial statements as of June 30, 1998 and for the periods ended June 30, 1998 and 1997 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal, recurring items, necessary for fair presentation.


Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

     Management believes that the allowances for losses on loans and valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

Principles of Consolidation

     The  consolidated  financial  statements  include the accounts of the First
State  Bancorp,  Inc. and its  subsidiary,  First State Bank and Trust  Company.
Significant intercompany accounts and transactions have been eliminated in consolidation.

                                      F-14


                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Reclassifications

     Various items within the accompanying financial statements for previous years have been reclassified to provide more comparative information. These reclassifications had no effect on net earnings.

Cash Equivalents

     The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At June 30, 1998 and December 31, 1997, the Company had no cash equivalents. At December 31, 1996, cash equivalents consisted of federal funds sold.


Investments in Debt Securities

     Available-for-sale securities, which include any security for which the Company has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in noninterest income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity.
Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

     Interest on investments in debt securities is included in income when earned.

Student Loans Held for Sale

     Student loans held for sale are carried at the lower of cost or fair value, determined using an aggregate basis. Gains and losses resulting from sales of student loans are recognized when the respective loans are sold to investors.
Gains and losses are determined by the difference between the selling price and the carrying amount of the loans sold.

Loans

     Loans  that  management  has  the  intent  and  ability  to  hold  for  the
foreseeable   future  or  until  maturity  or  pay-off  are  reported  at  their outstanding  principal  adjusted for any  charge-offs,  the  allowance  for loan losses  and any  deferred  fees or costs on  originated  loans  and  unamortized premiums or discounts on purchased loans.

Excess of Cost Over Fair Value of Purchased Subsidiary

     The excess of purchase price over the net assets of First State Bank and Trust Company at acquisition date is being amortized on a straight-line basis over forty years.

Earnings Per Share

     The Company adopted  Statement of Financial  Accounting  Standards No. 128,
Earnings Per Share, in the period ended June 30, 1998, by reclassifying earnings per share for all periods presented. This Statement replaces the presentation of primary earnings per share with a presentation of basic earnings per share. The
Statement also requires dual presentation of basic and diluted earnings per share by entities with complex capital structures and requires a reconciliation of the numerators and denominators between the two calcaluations.

     Earnings per share are based on the weighted average number of shares outstanding during each period less the weighted average number of shares of treasury stock. There were no common stock equivalents during any of the periods. Weighted average shares outstanding were 91,148 and 91,008 for the periods ended June 30, 1998 and 1997, and 91,008, 91,008 and 95,898 for the years ended December 31, 1997, 1996 and 1995, respectively.

                                      F-15

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Allowance for Loan Losses

     The allowance for loan losses is increased by provisions charged to operating expenses and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established based upon the aforementioned factors and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

     A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Loans which become 90 days or more delinquent are reviewed by management and placed on nonaccrual status when, in management's opinion, the collectibility of the recorded amount is in doubt.
Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

Premises and Equipment

     Premises and  equipment are stated at cost less  accumulated  depreciation.
Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

Foreclosed Assets Held for Sale

     Assets acquired by foreclosure or in settlement of debt and held for sale are valued at fair value as of the date of foreclosure and a related valuation allowance is provided for estimated costs to sell the assets. Management estimates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in estimated fair value. Changes in the valuation allowance are charged or credited to other operating expense.

Trust Department Assets

     Property held by the Bank in a fiduciary or agency capacity for its customers is not included in the balance sheet as such items are not assets of the Bank.

Fee Income

     Loan fees and costs are deferred and recognized over the life of the loan as an adjustment of yield (interest income) using the interest method.

                                      F-16

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


Income Taxes

     Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Advertising

     The Company expenses advertising costs as they are incurred.

Impact of Recent Accounting Pronouncements

     The Financial Accounting Standards Board (FASB) recently adopted Statement of Financial Accounting Standards (SFAS), No. 125, Accounting for Transfers and
Servicing of Financial Assets and Extinguishments of Liabilities. SFAS 125 was effective for transactions that occur after December 31, 1997, and imposes new rules for determining when transfers of financial assets are accounted for as sales versus when transfers are accounted for as borrowings. Management believes that SFAS 125 does not have a material impact on the Company's financial statements.

     The FASB recently adopted SFAS 130, Reporting  Comprehensive  Income.  This
Statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. It does not address issues of recognition or measurement. During the period ended June 30, 1998, the Company adopted the provisions of SFAS 130, by reclassification adjustments of prior periods presented.

     The FASB  recently  adopted  SFAS 131,  Disclosures  about  Segments  of an
Enterprise and Related Information. This Statement establishes standards for the
way  that  public  business   enterprises  report  information  about  operating
segments. The Statement also establishes standards for related disclosures about products  and  services,  geographic  areas  and  major  customers.  SFAS 131 is effective  for years  beginning  after  December 15, 1997.  SFAS 131,  which the
Company will  initially  adopt for calendar year 1998, is not expected to have a material impact on the Company's financial statements.

     The FASB recently  adopted SFAS 133,  Accounting for  Derivative  Financial
Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999, may be adopted early for periods beginning after issuance of the Statement and may not be applied retroactively. The Company does not expect to adopt SFAS 133 early. Management is currently unable to determine whether the effects of adoption of SFAS 133 will have a material impact on the Company's financial statements.

                                      F-17

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 2:      INVESTMENTS IN DEBT SECURITIES

     The  amortized  cost  and  approximate  fair  value  of  available-for-sale securities are as follows:
                                                              June 30, 1998
                                          ------------------------------------------------------
                                                            Gross        Gross
                                            Amortized     Unrealized  Unrealized   Approximate
                                               Cost         Gains      (Losses)     Fair Value
                                          --------------  ----------  -----------  -------------
 U. S. Government agencies                  $21,795,914     $77,764    $(25,672)    $21,848,006
 Mortgage-backed securities                   6,090,233      17,046     (13,581)      6,093,698
 State and political subdivisions            10,150,324     262,903     (16,292)     10,396,935
                                            -----------    --------    ---------    -----------
                                            $38,036,471    $357,713    $(55,545)    $38,338,639
                                            ===========    ========    =========    ===========

                                                            December 31, 1997
                                          ------------------------------------------------------
                                                            Gross        Gross
                                            Amortized     Unrealized  Unrealized   Approximate
                                               Cost         Gains      (Losses)     Fair Value
                                          --------------  ----------  -----------  -------------
 U. S. Government agencies                 $23,325,952    $117,796      (13,791)    23,429,957
 Mortgage-backed securities                  3,800,581      11,164       (8,950)     3,802,795
 State and political subdivisions            9,151,647     290,365       (3,763)     9,438,249
                                            ----------     --------      -------     ---------
                                           $36,278,180    $419,325     $(26,504)   $36,671,001
                                           ===========    =========    =========   ===========

                                                            December 31, 1996
                                          ------------------------------------------------------
                                                            Gross        Gross
                                            Amortized     Unrealized  Unrealized   Approximate
                                               Cost         Gains      (Losses)     Fair Value
                                          --------------  ----------  -----------  -------------
 U. S. Treasury obligations                   $497,281     $      0       $(718)       $496,563
 U. S. Government agencies                  17,553,501      126,210     (82,919)     17,596,792
 Mortgage-backed securities                  1,623,165        1,110     (24,985)      1,599,290
 State and political subdivisions            9,524,792      259,386     (21,000)      9,763,178
                                            ----------     --------     --------     ----------
                                           $29,198,739     $386,706   $(129,622)    $29,455,823
                                           ===========     ========    =========     ==========

   Maturities of available-for-sale securities are as follows:

                                                            June 30, 1998                   December 31, 1997
                                                    ------------------------------    -------------------------------
                                                                     Approximate                        Approximate
                                                     Amortized           Fair          Amortized           Fair
                                                        Cost            Value             Cost             Value
                                                    -------------    -------------    -------------    --------------
One year or less                                      $2,318,882       $2,324,468       $5,018,613        $5,032,482
After one through five years                          15,628,568       15,729,686       12,744,555        12,876,311
After five through ten years                          11,883,628       12,058,141       13,170,400        13,350,599
After ten years                                        2,115,160        2,132,646        1,544,031         1,608,814
Mortgage-backed  securities  not  due on a  single     6,090,233        6,093,698        3,800,581         3,802,795
   maturity date                                   =============    =============    =============    ==============
                                                     $38,036,471      $38,338,639      $36,278,180       $36,671,001
                                                    =============    =============    =============    ==============

   Gross gains of $0, $2,600, $11,851 and $11,105 resulting from sales of available-for-sale securities were realized for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997 and 1996, respectively.
Gross losses of $1,034 resulting from sales of available-for-sale securities were realized for the year ended December 31, 1995.

   The carrying value, which is also the market value, of securities pledged as collateral to secure public and trust deposits and for other purposes amounted to $15,895,246 at June 30, 1998 and $15,403,315 and $10,544,175 at December 31,
1997 and 1996, respectively.
                                      F-18

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

   At June 30, 1998 and December 31, 1997, available-for-sale securities with a fair value of $12,051,246 and $11,829,000, respectively, were pledged as collateral against Federal Home Loan Bank advances.

NOTE 3:        LOANS AND ALLOWANCE FOR LOAN LOSSES

   Categories of loans are as follows:

                                                  June 30,              December 31,
                                               -------------   -----------------------------
                                                    1998            1997           1996
                                               -------------   -------------  --------------
 Residential real estate                         $32,043,613     $29,396,249     $27,546,008
 Real estate construction                          3,985,769       3,923,834       3,160,409
 Commercial real estate                            8,196,836       7,038,505       5,823,726
 Commercial and agricultural                       8,567,166       8,405,280       6,673,201
 Consumer and other                                8,469,059       9,101,542       9,603,277
                                                  ----------      ----------      ----------
       Total loans                                61,262,443      57,865,410      52,806,621
                                                 -----------     -----------     -----------
 Less:
       Unearned discount and fees                        477             254             651
       Undisbursed portion of construction
         loans                                       905,660       1,120,636         569,166
       Allowance for loan losses                     719,973         644,913         586,849
                                                    --------        --------        --------
       Net loans                                 $59,636,333     $56,099,607     $51,649,955
                                                 ===========     ===========     ===========

     At June 30, 1998 and December 31, 1997, mortgage loans totaling $33,881,000 and $18,610,000, respectively, were pledged as collateral against Federal Home
Loan Bank advances.

     Activity in the allowance for loan losses was as follows:

                                            Six Months Ended
                                                 June 30,                      December 31,
                                          ------------------------  -----------------------------------
                                             1998         1997         1997        1996        1995
                                          -----------  -----------  ----------  ----------- -----------

      Balance, beginning of period          $644,913     $586,849    $586,849    $532,370     $542,540
      Provision charged to operating
        expenses                             160,000       60,000     120,000     118,000       60,000
      Loans charged off, net of
        recoveries                          (84,940)     (29,077)    (61,936)    (63,521)     (70,170)
                                            --------     --------    --------    --------     --------
      Balance, end of period                $719,973     $617,772    $644,913    $586,849     $532,370
                                            ========     ========    ========    ========     ========


                                      F-19

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

   Impaired loans totaled approximately $1,193,000, $511,000 and $972,000 at June 30, 1998, December 31, 1997 and 1996, respectively. An allowance for loan losses of $199,000, $75,000 and $107,000 relates to these impaired loans at June
30, 1998, December 31, 1997 and 1996, respectively.

   Interest of approximately $60,000, $37,000, $39,000, $74,000, and $28,000 was
recognized on average impaired loans of $852,000, $1,085,000, $742,000, $635,000 and $334,000 for the six months ended June 30, 1998 and 1997 and the years ended
December  31,  1997,  1996 and 1995,  respectively.  Interest  of  approximately
$38,000,  $33,000, $35,000, $49,000 and $25,000 was recognized on impaired loans on a cash basis during the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively.

NOTE 4:        PREMISES AND EQUIPMENT

   Major classifications of premises and equipment are as follows:

                                                   June 30,                  December 31,
                                                                  -----------------------------------
                                                    1998               1997               1996
                                               ----------------   ----------------   ----------------

            Land                                     $ 347,080          $ 347,080          $ 347,080
            Building and improvements                1,790,568          1,790,568          1,636,389
            Bank equipment                           2,020,747          1,868,210          1,613,434
            Construction in process                          -             36,386              3,220
                                                     ---------          ---------          ---------
                                                     4,158,395          4,042,244          3,600,123
            Less accumulated depreciation            2,092,504          1,964,544          1,746,509
                                                     ----------         ----------         ---------
                                                    $2,065,891         $2,077,700         $1,853,614
                                                    ==========         ==========          =========


NOTE 5:        TIME DEPOSITS

   Interest bearing time deposits in denominations of $100,000 or more were approximately $9,813,000, $7,897,000 and $8,797,000 on June 30, 1998, December
31, 1997 and 1996, respectively.

   The scheduled maturities of certificates of deposit are as follows:

                                   June 30,            December 31,
                                     1998                 1997
                               -----------------    ------------------

 One year or less                    20,207,894            31,932,457
 After one through two years         16,049,952             5,801,001
 After two through three             14,273,117            11,545,001
 After three through four years         837,717             1,323,001
 After four through five years        1,038,371               401,001
 After five years                     1,601,677               297,995
                                     ----------              --------
                                    $54,008,728           $51,300,456
                                    ===========           ===========


                                      F-20

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 6:        INCOME TAXES

   The provision (credit) for income taxes consists of:

                                   Six Months Ended
                                       June 30,                        December 31,
                              --------------------------   -------------------------------------
                                   1998         1997           1997         1996         1995
                              ------------   -----------   -----------   ----------   ----------
   Taxes currently payable      $350,218      $298,080       $551,147     $446,197     $284,141
   Deferred income taxes        (64,254)         1,628        (6,900)     (11,430)       15,775
                                --------      ---------      --------      --------    --------
                                $285,964      $299,708       $544,247     $434,767     $299,916
                                ========      ========       ========      ========     =======

     The tax effects of temporary differences related to deferred taxes shown on the balance sheets are:
                                                                          December 31,
                                                       June 30,     -------------------------
                                                        1998           1997          1996
                                                     ------------   -----------   -----------
               Deferred tax assets:
                   Allowance for loan losses           $190,621       $143,934     $124,266
                   Other                                      -             -         3,870
                                                        -------        -------     --------
                                                        190,621       143,934       128,136
                                                       --------      --------      --------
               Deferred tax liabilities:
                   Accumulated depreciation           (315,521)     (331,131)     (341,242)
                   Discount accretion                  (10,949)       (9,488)       (7,986)
                   Available-for-sale securities      (103,173)     (133,996)      (87,408)
                   Deferred loan fees                  (19,449)      (19,449)      (19,449)
                   Other                               (14,089)      (17,507)            -
                                                       --------      --------     ---------
                                                      (463,181)     (511,571)     (456,085)
                                                      ---------     ---------     ---------
               Net deferred tax liability            $(272,560)     $367,637)    $(327,949)
                                                      =========     =========     =========

   A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:
                                                     Six Months Ended
                                                         June 30,                     December 31,
                                             ------------------------ ------------------------------------
                                                1998         1997        1997        1996         1995
                                             -----------  ----------- -----------  ----------  -----------
           Computed at the statutory rate
             (34%)                             $322,280    $327,570    $ 612,888    $504,947     $ 403,465
           Increase (decrease) in taxes
           resulting from:
             Tax-exempt municipal interest     (77,628)    (73,688)    (142,959)   (163,612)     (185,707)
             Non-deductible amortization         10,453      10,453       20,906      20,906        20,906
             State privilege tax, net of
             federal tax benefits                31,758       41,856      84,071      70,827        56,909
             Other, net                           (899)      (6,483)    (30,659)       1,699         4,343
                                                 ------     --------   ---------     --------     --------
           Actual provision                    $285,964     $299,708   $544,247     $434,767      $299,916
                                               ========     ========    ========    ========     =========
NOTE 7:        NOTE PAYABLE
                                                                                               December 31,
                                                                              June 30,   -------------------------
                                                                               1998         1997         1996
                                                                            -----------  ----------- -------------
    Note to a commercial bank, interest at corporate base rate adjusted daily not to exceed 9.50%, due February 17, 1999 and secured by
     50 shares of Bank Stock                                                  $431,065    $631,065    $1,181,065
                                                                              ========    ========    ==========
NOTE 8:        REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements
                                                                   F-21

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct and material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes that, as of June 30, 1998 and December 31, 1997, the Bank meets all capital adequacy requirements to which it is subject.

     As of June 30, 1998 and December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

     The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                                 To Be Well
                                                                                              Capitalized Under
                                                                       For Capital            Prompt Corrective
                                                Actual              Adequacy Purposes         Action Provisions
                                        ----------------------  -------------------------- -----------------------
                                          Amount       Ratio       Amount        Ratio        Amount       Ratio
                                        -----------  ---------  ------------  ------------ ------------  ---------

 As of June 30, 1998:
    Total Risk-Based Capital            $9,873,000     17.64%     $4,477,000     > 8.0%     $5,597,000    >10.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $9,153,000     16.35%     $2,239,000     > 4.0%     $3,358,000    > 6.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $9,153,000      8.28%     $4,420,000     > 4.0%     $5,525,000    > 5.0%
     (to Average Assets)
 As of December 31, 1997:
    Total Risk Based Capital            $9,750,000     18.13%     $4,302,000     > 8.0%     $5,378,000    >10.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $9,106,000     16.90%     $2,151,000     > 4.0%     $3,227,000     >6.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $9,106,000      8.90%     $4,098,000     > 4.0%     $5,122,000     >5.0%
     (to Average Assets)
 As of December 31, 1996:
    Total Risk Based Capital            $9,095,000     18.43%     $3,947,000     > 8.0%     $4,934,000    >10.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $8,508,000     17.20%     $1,974,000     > 4.0%     $2,960,000     >6.0%
     (to Risk-Weighted Assets)
    Tier I Capital                      $8,508,000      9.20%     $3,710,000     > 4.0%     $4,638,000     >5.0%
     (to Average Assets)


                                                                   F-22

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At June 30, 1998 and December 31, 1997, approximately $5,114,000 and $5,065,000 respectively, of stockholders' equity was available for dividend declaration without prior regulatory approval.


NOTE 9:        TRANSACTIONS WITH RELATED PARTIES

   As of June 30, 1998 and December 31, 1997 and 1996, the Bank had loans outstanding to employees, officers, directors, principal stockholders and companies with which the Bank's officers or directors are affiliated.
Loans outstanding to these individuals are summarized as follows:

                                                                          Six Months
                                                                             Ended            December 31,
                                                                           June 30,    --------------------------
                                                                             1998         1997          1996
                                                                         ------------- ------------ -------------

    Balance, beginning of the period                                      $ 1,320,895   $1,583,772    $1,763,989
    New loans, including existing loans outstanding to new directors        1,135,856      313,592       785,991
    Repayments                                                              (306,235)    (576,469)     (966,208)
                                                                            ---------    ---------     ---------
    Balance, end of the period                                            $ 2,150,516   $1,320,895    $1,583,772
                                                                           ==========   ==========    =========

     In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.


NOTE 10:       PROFIT-SHARING PLAN

   Substantially all full-time employees of the Bank are covered by a defined contribution profit-sharing plan. Contributions to the plan are made at the discretion of the Board of Directors. Amounts charged to expense were $26,949, $24,965, $49,256, $54,911 and $50,301 for the six months ended June 30, 1998 and
1997, and the years ended December 31, 1997, 1996 and 1995, respectively.


NOTE 11:       ADDITIONAL CASH FLOW INFORMATION

                                                    Six Months Ended
                                                        June 30,                      December 31,
                                                ----------------------------------------------------------------
                                                   1998         1997         1997         1996         1995
                                                ------------ ------------- ------------ ------------ ------------

 Non-Cash Investing and Financing Activities:
     Sale and financing of foreclosed assets     $ 4,200       $ 9,500      $ 68,597       37,900       50,835
     Real estate and repossessed assets
      acquired in settlement of loans            $28,114        14,317       132,389       63,041      150,195
 Additional Cash Payment Information:
     Interest paid                            $2,156,410    $1,824,539    $3,568,204   $3,356,540   $3,120,335
     Income taxes paid                        $  538,514    $  295,284    $  574,213   $  253,213   $  305,734


                                                                    F-23

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 12: FEDERAL HOME LOAN BANK STOCK

     The Bank is a member of the Federal Home Loan Bank (FHLB) system. As a member of this system, the Bank is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding mortgage loans or .3% of its total assets. No ready market exists for such stock and it has no quoted market value. The Bank held 3,367, 3,182 and 2,975 shares with a book value of $336,700, $318,200 and $297,500 at June 30, 1998, December
31, 1997 and 1996, respectively. FHLB stock is included in other assets on the balance sheets. At June 30, 1998 and December 31, 1997, all shares were pledged as collateral against FHLB advances.


NOTE 13: COMMITMENTS AND CREDIT RISK

     Letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     Total outstanding letters of credit amounted to approximately $103,000, $92,000 and $286,000 at June 30, 1998, December 31, 1997 and 1996, respectively, with terms ranging from one to five years.

     Lines of credit are agreements to lend to a customer as long as there is no violation  of  any  condition  established  in the  contract.  Lines  of  credit generally have fixed  expiration  dates.  Since a portion of the line may expire without being drawn upon,  the total unused lines do not  necessarily  represent future cash  requirements.  Each customer's  credit worthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon
extension  of  credit  is  based  on  management's   credit  evaluation  of  the
counterparty.  Collateral  held  varies  but may  include  accounts  receivable, inventory,  property and equipment,  commercial real estate and residential real estate.  The same credit  policies are used in granting lines of credit as those for on-balance-sheet instruments.

     At June 30, 1998 and December 31, 1997 and 1996, the Bank had granted unused lines of credit to borrowers aggregating approximately $3,530,000, $3,019,000 and $1,607,000, respectively, for commercial lines and $2,149,000, $1,448,000 and $1,319,000, respectively, for open-end consumer lines.

     Loans aggregating approximately $7,127,000 and $6,928,000 or 12% of the portfolio at June 30, 1998 and December 31, 1997 are collateralized by residential rental real estate.


NOTE 14: SIGNIFICANT ESTIMATES

     Generally accepted accounting principles require disclosure of certain significant estimates. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans (Note 3). Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk (Note 13).

                                      F-24

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 15: DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

     For these short-term instruments, the carrying amount approximates fair value.


Available-For-Sale Securities

     Fair values for available-for-sale securities, which also are the amounts recognized in the balance sheets, equal quoted market prices, if available. If quoted market prices are not available, fair values are estimates based on quoted market prices of similar securities.


Other Investments

     For these short-term instruments, the carrying value approximates fair value.


Student Loans Held for Sale

     For these variable rate loans, the carrying amount approximates fair value.


Loans and Interest Receivable

     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

Deposits and Interest Payable

     The fair value of demand deposits, savings accounts, NOW accounts, and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.


Federal Funds Purchased

     The fair value of federal funds purchased approximates their carrying value.


Federal Home Loan Bank Advances

     Fair values for Federal Home Loan Bank advances are estimated using a discounted cash flow calculation that applies the rates currently offered for short-term borrowings of similar remaining maturities.


                                      F-25

                            FIRST STATE BANCORP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Note Payable

     The fair value of this variable rate note payable approximates its carrying value.

Commitments to Extend Credit, Letters of Credit and Lines of Credit

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the
agreements  and  the  present   creditworthiness  of  the  counterparties.   For
fixed-rate loan  commitments,  fair value also considers the difference  between current  levels of interest  rates and the  committed  rates.  The fair value of letters of credit  and lines of credit is based on fees  currently  charged  for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

     The  following  table  presents  estimated  fair  values  of the  Company's financial  instruments.  The fair  values of certain of these  instruments  were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at
which  financial  assets  or  liabilities   could  be  exchanged  in  a  current
transaction between willing parties, other than in a forced or liquidation sale.
Because no market exists for certain of these financial  instruments and because management does not intend to sell these financial instruments, the Company does not know  whether the fair  values  shown  below  represent  values at which the respective financial instruments could be sold individually or in the aggregate.

                                                              June 30, 1998               December 31, 1997
                                                      ----------------------------- -----------------------------
                                                         Carrying         Fair        Carrying          Fair
                                                          Amount         Value         Amount          Value
                                                      -------------- -------------- -------------  --------------

 Financial assets:
    Cash and cash equivalents                         $   4,276,291    $ 4,276,291   $ 4,747,185     $ 4,747,185
    Available-for-sale securities                        38,338,639     38,338,639    36,671,001      36,671,001
    Other investments                                       603,740        603,740       156,616         156,616
    Student loans held for sale                           3,165,377      3,165,377     3,500,591       3,500,591
    Interest receivable                                   1,100,665      1,100,665       985,706         985,706
    Loans, net of allowance for
     loan losses                                         59,636,333     59,747,324    56,099,607      56,427,000
 Financial liabilities:
    Non-interest bearing demand deposits                  7,833,010      7,833,010     7,568,236       7,568,236
    Interest bearing demand deposits
     and savings deposits                                31,230,097     31,230,097    32,692,587      32,692,587
    Certificates of deposit                              54,008,728     54,115,105    51,300,456      51,306,000
    Interest payable                                        618,554        618,554       741,199         741,199
    Federal funds purchased                               4,000,000      4,000,000     1,900,000       1,900,000
    Federal Home Loan Bank
     advances                                             2,101,430      2,100,691       648,572         650,000
    Note payable                                            431,065        431,065       631,065         631,065
 Unrecognized financial instruments:
    Letters of credit                                            -              -             -               -
    Lines of credit                                              -              -             -               -

                            FIRST STATE BANCORP, INC.

NOTE 16:       PARENT COMPANY INFORMATION

     The financial statements of First State Bancorp, Inc. (Parent) reflect its investment in First State Bank and Trust Company (Bank) and its equity in the Bank's distributed and undistributed net assets. The Parent has no other significant assets, liabilities or operating activities. At June 30, 1998 and December 31, 1997 and 1996, the equity in undistributed earnings of the Bank was $9,352,349, $9,364,713 and $8,677,735, respectively. The Bank distributed dividends to the Parent of $670,000, $382,500, $782,501, $427,752 and $705,500
during the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, respectively. The Bank may distribute dividends without regulatory approval from undistributed earnings, subject to maintenance of minimum capital requirements.


NOTE 17:       MERGER AGREEMENT

     On May 19, 1998 management of the Company, as authorized by the Board of Directors, signed a merger agreement with Gold Banc Corporation, Inc., a Kansas based multi-bank holding company with approximately $550 million in total assets. The agreement formulates a transaction whereby all of the outstanding stock of First State Bancorp, Inc. would be exchanged for shares of Gold Banc Corporation, Inc. The merger is subject to regulatory and stockholder approval and, if approved, is anticipated to occur in the fourth quarter of 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Gold Banc Corporation, Inc.
                                                  (Registrant)


DATE: November 4, 1998                   /s/ Keith E. Bouchey
 ---------------------               ------------------------------
                                      Keith E. Bouchey
                                      Executive Vice President, Chief Financial
                                      Officer and Corporate Secretary

                        EXHIBIT INDEX TO FORM 8-K REPORT


Exhibit
Number                Exhibit

2 Agreement and Plan of Reorganization dated the 19th day of May 1998, by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation VII, Inc., and First State Bancorp, Inc.

23                    Consent of Baird, Kurtz & Dobson.